CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 26, 2015 with respect to the consolidated financial statements of Regency Energy Partners LP and subsidiaries incorporated by reference in the Current Report on Form 8-K dated March 2, 2015 of Energy Transfer Partners, L.P., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Dallas, Texas
November 20, 2015